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Exhibit 8.2

June 15, 2011

Global Crossing Limited
200 Park Avenue
Florham Park, New Jersey 07932

  Re:
  Material U.S. Federal Income Tax Consequences

Ladies and Gentlemen:

        We are acting as counsel to Global Crossing Limited, a Bermuda exempted limited liability company (the "Company") in connection with the proposed amalgamation of the Company and Apollo Amalgamation Sub, Ltd., a Bermuda exempted limited liability company ("Amalgamation Sub") and wholly owned subsidiary of Level 3 Communications, Inc., a Delaware corporation ("Parent"), pursuant to an Agreement and Plan of Amalgamation, dated as of April 10, 2011 (the "Agreement"), by and among Parent, Amalgamation Sub, and the Company and an Amalgamation Agreement attached to the Agreement as Exhibit A (the "Amalgamation Agreement"), which provide for the amalgamation of Amalgamation Sub and the Company (the "Amalgamation"), with the separate legal existence of Amalgamation Sub and the Company ceasing to exist and Amalgamation Sub and the Company continuing as a Bermuda exempted company. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

        In connection with the joint filing by Parent and the Company of a registration statement (the "Registration Statement") on Form S-4, which includes the joint proxy statement/prospectus relating to the Amalgamation, the Company has requested our opinion regarding certain United States federal income tax consequences of the Amalgamation. In providing our opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations, and warranties contained in (i) the Agreement and the Amalgamation Agreement, (ii) the Registration Statement (including all exhibits and schedules thereto), to which this opinion appears as an exhibit, (iii) the certificates delivered to us by officers of Parent, Amalgamation Sub and the Company dated the date hereof, and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed the accuracy of the opinion of Appleby, special counsel to the Company, dated the date hereof, with respect to certain legal consequences of the Amalgamation pursuant to the laws of Bermuda (the "Appleby Opinion"), and incorporate by reference the assumptions, qualifications and limitations set forth in the Appleby Opinion.

        In addition, we have assumed that:

          1.     Original documents (including signatures) are authentic and documents submitted to us as copies conform to the original documents;

          2.     The Amalgamation will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Agreement and the Amalgamation Agreement;

          3.     All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects, and no actions have been taken or will be taken which are inconsistent with such statements, descriptions or representations or which make any such statements, descriptions or representations untrue, incorrect or incomplete as of the date hereof or at the effective time of the Amalgamation in any material respect;

          4.     Any statements made in any of the documents referred to herein which are qualified by the limitation "to the best of the undersigned's knowledge and belief" or which are otherwise similarly qualified are true, correct and complete and will continue to be true, correct and complete at all times up to and including the Closing Date, in each case without qualification; and

          5.     The parties have complied with and, if applicable, will continue to comply with the covenants contained in the Agreement, the Amalgamation Agreement and the Registration Statement.

        If any of the above-described assumptions are untrue for any reason or if the Amalgamation is consummated in a manner that is inconsistent with the manner in which it is described in the Agreement, the Amalgamation Agreement and the Registration Statement, our opinion as expressed below may be adversely affected and may not be relied upon.

        Based upon and subject to the foregoing, and subject to the limitations set forth in the Registration Statement, it is our opinion that the statements in the Registration Statement under the caption "Material U.S. Federal Income Tax Consequences," insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

        No opinion is expressed as to any matter not discussed herein.

        This opinion represents and is based upon our best judgment regarding the application of United States federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislation or judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws after the effectiveness of the Registration Statement.

        This opinion is furnished to you, and is for your use in connection with the filing of the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                      Very truly yours,

                      /s/ Latham & Watkins LLP

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  Exhibit 8.2